NEWS RELEASE

NASH-FINCH COMPANY ANNOUNCES FULL REDEMPTION OF SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2035

MINNEAPOLIS (February 13, 2013) – Nash Finch Company (Nasdaq: NAFC), a Minneapolis-based food distributor (the “Company”), today announced that it has instructed Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under the indenture governing the Company’s Senior Subordinated Convertible Notes due 2035 (the “Notes”), to notify the holders of the Notes that the Company will redeem all $322 million in aggregate principal amount at maturity of the Notes on March 15, 2013, at a redemption price of $466.11 per $1,000 in principal amount at maturity of the Notes.

 Nash-Finch is a Fortune 500 company and the largest food distributor serving military commissaries and exchanges in the United States. Nash-Finch's core businesses include distributing food to military commissaries and independent grocery retailers located in 36 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores, Bahrain and Egypt. The Company also owns and operates a base of retail stores, primarily supermarkets under the Family Fresh Market®, Econofoods®, Family Thrift Center®, No Frills, Bag 'n Save®, AVANZA®, and Sun Mart® trade names. Further information is available on the Company's website, www.nashfinch.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements relate to trends and events that may affect our future financial position and operating results.  Any statement contained in this release that is not statements of historical fact may be deemed forward-looking statements.  For example, words such as “may,” “will,” “should,” “likely,” “expect,” “anticipate,” “estimate,” “believe,” “intend, ” “potential” or “plan,” or comparable terminology, are intended to identify forwardlooking statements.  Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forwardlooking statements.  Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:

•   the effect of competition on our food distribution, military and retail businesses;

•   general sensitivity to economic conditions, including the uncertainty related to the current state of the economy in the U.S. and worldwide economic slowdown; disruptions to the credit and financial markets in the U.S. and worldwide; changes in market interest rates; continued volatility in energy prices and food commodities;

•   macroeconomic and geopolitical events affecting commerce generally;

•   changes in consumer buying and spending patterns;

•   our ability to identify and execute plans to expand our food distribution, military and retail operations;

•   possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

•   our ability to identify and execute plans to improve the competitive position of our retail operations;

•   the success or failure of strategic plans, new business ventures or initiatives;

•   our ability to successfully integrate and manage current or future businesses we acquire, including the ability to manage credit risks and retain the customers of those operations;

•   changes in credit risk from financial accommodations extended to new or existing customers;

•   significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

•   limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

•   legal, governmental, legislative or administrative proceedings, disputes, or actions that result in adverse outcomes;

•   our ability to identify and remediate any material weakness in our internal controls that could affect our ability to detect and prevent fraud, expose us to litigation, or prepare financial statements and reports in a timely manner;

•   changes in accounting standards;

•   technology failures that may have a material adverse effect on our business;

•   severe weather and natural disasters that may impact our supply chain;

•   unionization of a significant portion of our workforce;

•   costs related to a multi-employer pension plan which has liabilities in excess of plan assets;

•   changes in health care, pension and wage costs and labor relations issues;

•   product liability claims, including claims concerning food and prepared food products;

•   threats or potential threats to security;

•   unanticipated problems with product procurement; and

•   maintaining our reputation and corporate image.

A more detailed discussion of many of these factors, as well as other factors that could affect the Company’s results, is contained in the Company’s periodic reports filed with the SEC.  You should carefully consider each of these factors and all of the other information in this release.  We believe that all forward-looking statements are based upon reasonable assumptions when made.  However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements.  Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments.  Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however, to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC).

Contact: Bob Dimond, Executive VP & CFO, 952-844-1060